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Exhibit 1.1

                  Shares

CROCS, INC.

COMMON STOCK

UNDERWRITING AGREEMENT

Dated June     , 2006

i

	2.5	Good Title to Shares	11
	2.6	Delivery of Shares	11
	2.7	No Registration Rights	11
	2.8	No Price Stabilization or Manipulation	11
	2.9	Distribution of Offering Documents	11
	2.10	Confirmation of Company Representations and Warranties and Disclosure	11
3.	Purchase and Sale Agreements		12
	3.1	Firm Shares	12
	3.2	Additional Shares	12
	3.3	Market Standoff Provision	12
	3.4	Terms of Public Offering	13
4.	Payment and Delivery		13
	4.1	Firm Shares	13
	4.2	Additional Shares	13
	4.3	Delivery of Certificates	13
5.	Covenants of the Company		14
	5.1	Commission Matters	14
	5.2	Furnish Copies of Registration Statement and Prospectus	14
	5.3	Notification of Amendments or Supplements	14
	5.4	Filings of Amendments or Supplements	15
	5.5	Blue Sky Laws	15
	5.6	Earnings Statement	16
	5.7	Transfer Agent	16
	5.8	Reporting Obligations; Exchange Act Compliance	16
	5.9	Public Communications	16
	5.10	Free Writing Prospectus	16
6.	Conditions to the Underwriters' Obligations		16
	6.1	Effective Registration Statement	16
	6.2	Rule 462(b) Registration Statement	16
	6.3	Representations and Warranties	17
	6.4	Other Filings with Commission	17
	6.5	No Stop Order	17
	6.6	Nasdaq	17
	6.7	No NASD Objection	17
	6.8	No Debt Downgrading	17
	6.9	No Material Adverse Change	17
	6.10	Officer's Certificate	17
	6.11	Opinion of Counsel for the Company and the Selling Stockholders	18
	6.12	Opinion of Underwriters Counsel	18
	6.13	Accountant's Comfort Letter	19
	6.14	Lock-Up Agreements	19
	6.15	Selling Stockholders Certificate	19
	6.16	Selling Stockholder Documents	19
	6.17	Additional Documents	19
	6.18	Legal Matters	19
	6.19	Foreign Counsel Opinions	19

ii

7.	Expenses		19
8.	Indemnity and Contribution		20
	8.1	Indemnification of the Underwriters	20
	8.2	Indemnification of Company by the Selling Stockholders	21
	8.3	Indemnification of Underwriters by Selling Stockholders	21
	8.4	Indemnification by the Underwriters	22
	8.5	Indemnification Procedures	22
	8.6	Limitation of Selling Stockholder Liability	24
	8.7	Contribution Agreement	24
	8.8	Contribution Amounts	25
	8.9	Survival of Provisions	25
9.	Effectiveness		25
10.	Termination		25
11.	Defaulting Underwriters		26
12.	Counterparts		26
13.	Headings; Table of Contents		26
14.	Notices		27
15.	Successors		28
16.	Partial Unenforceability		28
17.	Governing Law		28
18.	Consent to Jurisdiction		28
19.	Waiver of Immunity		28
20.	Failure of the Selling Stockholders to Sell and Deliver Shares		28
21.	Entire Agreement		29
22.	Amendments		29
23.	Sophisticated Parties		29
24.	Absence of Fiduciary Relationship		29
Schedules
A	List of Underwriters
B	List of Selling Stockholders
C	Issuer-Represented Free Writing Prospectus
Exhibits
A	Form of Legal Opinion of Counsel for the Company and the Selling Stockholders
B	Form of Lock-Up Agreement

iii

June    , 2006

Piper Jaffray & Co.
Thomas Weisel Partners LLC

        As Representatives of the several Underwriters

c/o Piper Jaffray & Co.
800 Nicollet Mall, Suite 800
Minneapolis, MN 55402

Ladies and Gentlemen:

        Introduction.    Certain stockholders of Crocs, Inc., a Delaware corporation (the "Company"), named on Schedule B hereto propose to sell to the several underwriters named on Schedule A hereto (the "Underwriters"), an aggregate of    shares of the common stock, par value $0.001 per share, of the Company (the "Firm Shares"), with each Selling Stockholder selling the number of shares set forth opposite such Selling Stockholder's name on Schedule B hereto.

        The Selling Stockholders also propose to sell to the several Underwriters not more than an additional    shares of the common stock, par value $0.001 per share, of the Company, as set forth opposite such Selling Stockholder's name on Schedule B hereto (the "Additional Shares"), or such lesser number purchased on a pro rata basis, if and to the extent that you shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares". The shares of common stock, par value $0.001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock". Piper Jaffray & Co. and Thomas Weisel Partners LLC have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Shares.

        In this Agreement, where appropriate, references to the "Company" shall be deemed to be references to Crocs, Inc., a Delaware corporation, its predecessor corporation, Crocs, Inc., a Colorado corporation (the "Predecessor Corporation"), and the predecessor entity to the Predecessor Corporation, Western Brands LLC, a Colorado limited liability company (the "Predecessor LLC").

        The Company has prepared and filed with the Securities and Exchange Commission (the "Commission"), in accordance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the applicable rules and regulations thereunder, a registration statement on Form S-1 (file no. 333-            ), including a prospectus, relating to the Shares. The term "Registration Statement" as used herein means the registration statement (including all financial schedules and exhibits), including all documents incorporated by reference therein, as amended at the time it becomes effective or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement and includes information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the rules under the Securities Act and deemed part thereof at the time of effectiveness pursuant to Rule 430A of the rules under the Securities Act. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the Registration Statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used herein shall mean the Registration Statement as amended by such post-effective amendment. If the Company has filed or files on or after the date of this Agreement a registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462(b) Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. The prospectus, in the form first used to confirm sales of Shares, but not including a "free writing prospectus" as defined under Rule 405 of the Securities Act, is hereinafter referred to as the "Prospectus." All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

        1.    Representations and Warranties of the Company.    The Company represents and warrants to and agrees with each of the Underwriters and the Selling Stockholders that:

            1.1    Effective Registration Statement.    The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. No order preventing or suspending the use of any preliminary prospectus has been issued by the Commission and each preliminary prospectus, at the time of filing thereof or the time of first use within the meaning of the rules and regulations promulgated under the Securities Act, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            1.2    Contents of Registration Statement.    As of the time any part of the Registration Statement (or any post-effective amendment thereto, including a registration statement (if any) filed pursuant to Rule 462(b) of the Securities Act) became effective, upon the filing or first use (within the meaning of the Securities Act) of the Prospectus (or any supplement to the Prospectus) and at any Closing Date (as defined herein) (a) the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (c) each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (d) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter set forth in the section of the Registration Statement and the Prospectus captioned "Underwriting" that was furnished to the Company in writing by such Underwriter through you expressly for use therein and (e) the statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate. With respect to the exception set forth at clause (d) the Company acknowledges that the only information furnished in writing by the Underwriters for use in the Registration Statement or the Prospectus is the statements specifically relating to (i) the aggregate number of Firm Shares that the Underwriters have severally agreed to purchase contained in the table immediately following the first paragraph under the section captioned "Underwriting" in the Registration Statement and the Prospectus, (ii) the concession and reallowance figures contained in the second paragraph under the section caption "Underwriting" in the Registration Statement and the Prospectus, and (iii) stabilizing and passive market making activities under paragraphs twelve, thirteen and fourteen in the section captioned "Underwriting" in the Registration Statement and the Prospectus.

            1.3    Free Writing Prospectus—Generally.

        Neither (A) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Time of Sale and the Statutory Prospectus, all considered together (collectively, the "Time of Sale Disclosure Package") as the Time of Sale Disclosure Package, nor (B) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, includes or included as of the Time of Sale any untrue statement of a material fact or omit or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus included in the Registration Statement or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by you or by any Underwriter through you specifically for use therein. As used in this paragraph and elsewhere in this Agreement:

  (1)
  "Time of Sale" means     p.m. (Eastern time) on the date of this Agreement

  (2)
  "Statutory Prospectus" as of any time means the prospectus that is included in the Registration Statement immediately prior to that time. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

  (3)
  "Issuer-Represented Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433 under the Securities Act, relating to the Shares that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Shares or of the offering that does not reflect the final terms or pursuant to Rule 433(d)(8)(ii) because it is a "bona fide electronic road show," as defined in Rule 433 of the Securities Act which is made available without restriction, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g) under the Securities Act.

  (4)
  "Issuer-Represented General Free Writing Prospectus" means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule C to this Agreement.

  (5)
  "Issuer-Represented Limited-Use Free Writing Prospectus" means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any "bona fide electronic road show," as defined in Rule 433 of the Securities Act, that is made available without restriction pursuant to Rule 433(d)(8)(ii), even though not required to be filed with the Commission.

            1.4    Issuer Free Writing Prospectus.

        (A)  Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representatives as described in Section 5.4, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by you or by any Underwriter through you specifically for use therein.

        (B)  Each Issuer-Represented Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

            1.5    Due Incorporation.    The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

            1.6    Subsidiaries.    Each subsidiary of the Company has been duly incorporated or organized, is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of the jurisdiction of its incorporation or organization, has the power and authority to own, lease and operate its property and to conduct its business as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Effect. All of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company or through its wholly-owned subsidiaries, free and clear of all liens, encumbrances, equities or claims. There is no outstanding option, right or agreement of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of the subsidiaries to any person or entity except the Company, and none of the outstanding shares of capital stock or other equity interests of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. Except for its subsidiaries, the Company owns no beneficial interest, directly or indirectly, in any corporation, partnership, joint venture or other business entity.

            1.7    Underwriting Agreement.    This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

            1.8    Description of Capital Stock.    The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and as of the date thereof, the Company had authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Registration Statement and the Prospectus.

            1.9    Outstanding Securities.    The shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding as of the date of this Agreement have been duly authorized and are validly issued, fully paid and non assessable. The shares of Common Stock outstanding as of the date of this Agreement are not subject to preemptive or similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or any of its subsidiaries or any such rights pursuant to its certificate of incorporation or bylaws or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company has not sold or issued any securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or Regulation S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants described in the Registration Statement and the Prospectus.

            1.10    Nasdaq; Exchange Act Registration.    The Company has notified the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market of its intention to list the Shares for quotation on the Nasdaq National Market. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the quotation of the Common Stock on the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or quotation.

            1.11    No Conflict.    The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (a) any provision of applicable law or the certificate of incorporation or bylaws of the Company or (b) (with or without notice or lapse of time or both) any agreement or other instrument binding upon the Company or any of its subsidiaries, or (c) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, in the case of subclause (b), for such contraventions that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or under the rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the offer and sale of the Shares.

            1.12    No Material Adverse Change.    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Change"), since the date of the Company's most recent audited financial statements included in the Company's annual report on Form 10-K filed with the Securities and Exchange Commission.

            1.13    Legal Proceedings; Statutes and Regulations.    There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus and are not so described or any statutes or regulations that are required to be described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus that are not described as required.

            1.14    Contracts.    There are no contracts or other documents which are required to be described in the Time of Sale Disclosure Package or the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or the applicable rules and regulations thereunder which have not been described in the Time of Sale Disclosure Package or the Prospectus or filed as exhibits to the Registration Statement.

            1.15    Related Party Transactions.    No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, which is required to be described in the

    Registration Statement and the Prospectus and which is not so described. There are no outstanding loans, advances or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Time of Sale Disclosure Package, the Registration Statement and the Prospectus.

            1.16    Not an Investment Company.    The Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            1.17    No Violation.    The Company is not in violation of, and no event has occurred which with notice or lapse of time or both would constitute a default in, its certificate of incorporation or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, or any license, permit, judgment, decree, order, statute, rule or regulation to which it or any of its properties or its business, or a subsidiary or its properties or business, may be subject, which would result in a Material Adverse Effect.

            1.18    Compliance with Environmental Laws.    The Company and its subsidiaries (a) are in compliance with any and all applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees and judgments relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (b) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, result in a Material Adverse Effect.

            1.19    No Environmental Costs.    There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, result in a Material Adverse Effect.

            1.20    No Registration Rights.    There are no contracts, agreements or understandings between the Company and any person or entity granting such person or entity the right, contractually or otherwise, to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement other than as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and as have been waived in writing in connection with the offering contemplated hereby.

            1.21    Cuban Business Statute.    The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

            1.22    Absence of Material Changes.    Subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, (a) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (b) neither the Company nor its subsidiaries has purchased any of the Company's outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on the Company's capital stock; and (c) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries.

            1.23    Good Title to Properties.    The Company and its subsidiaries do not own any real property. The Company and its subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

            1.24    Intellectual Property Rights.    The Company and its subsidiaries own or possess, or can acquire on commercially reasonable terms, legally enforceable rights to use all trademarks, service marks, trade names, domain names, copyrights, patents, inventions, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), and other intellectual property rights ("Intellectual Property") as are necessary for the conduct of their respective businesses as described in the Time of Sale Disclosure Package and the Prospectus, except where failure to own, possess or acquire such rights would not result in a Material Adverse Effect. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, (a) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property; (b) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company's or any of its subsidiaries' rights in or to any such Intellectual Property; (c) the Intellectual Property owned by the Company and its subsidiaries and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (d) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others against the Company or any of its subsidiaries that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, and neither the Company nor any of its subsidiaries has received any written notice of such claim; and (e) to the Company's knowledge, no employee of the Company or any of its subsidiaries is the subject of any claim or proceeding involving a violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee's employment with the Company or any of the Company's subsidiaries or actions undertaken by the employee while employed with the Company or any of the Company's subsidiaries, except, in each case, for any instances which would not, individually or in the aggregate, result in a Material Adverse Effect.

            1.25    No Labor Disputes.    No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

            1.26    Insurance.    The Company and its subsidiaries are insured by the insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

            1.27    No Price Stabilization or Manipulation.    The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

            1.28    Governmental Permits.    The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective business, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

            1.29    Financial Statements.    The financial statements of the Company, together with the related notes, set forth or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus.

            1.30    Contributions, Gifts and Other Payments.    Neither the Company nor any other person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company or its subsidiaries has, directly or indirectly, while acting on behalf of the Company or its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or (iv) made any other unlawful payment.

            1.31    Audit Committee.    The Company's board of directors has validly appointed an audit committee whose composition satisfies the requirements of the Exchange Act, the rules and regulations of the Commission adopted thereunder and Rules 4200 and 4350 of the rules of the NASD. The Company's audit committee has adopted a charter that satisfies the Exchange Act, the rules and regulations of the Commission adopted thereunder and Rules 4200 and 4350 of the NASD Rules.

            1.32    Controls and Procedures.    The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Management has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and its Subsidiaries is made known to the Company's principal executive officer and principal financial officer, or persons performing similar functions, by others within those entities. Based on the evaluation of its disclosure controls and procedures, the Company's auditors and the Company's audit committee (or persons fulfilling the equivalent function) are not aware of (x) any significant deficiency in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data nor any material weaknesses in internal controls; (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. Since [March 31, 2006], there has been no change in the Company's internal controls that has materially affected, or is reasonably likely to materially affect, the Company's internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

            1.33    Sarbanes-Oxley Act.    The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the "Sarbanes-Oxley Act") that are applicable to the Company.

            1.34    Auditor Independence.    Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

            1.35    Taxes.    Each of the Company, its subsidiaries, the Predecessor LLC and the Predecessor Corporation has filed all federal, state, local and foreign tax returns and tax forms required to be filed. Such returns and forms are complete and correct in all material respects. All payroll withholdings required to be made by of the Company, its subsidiaries, the Predecessor LLC and the Predecessor Corporation with respect to employees have been made, except those withholdings that, individually or in the aggregate, could not be reasonably expected to result in a Material Adverse Effect. There have been no tax deficiencies asserted against the Company, its subsidiaries, the Predecessor LLC or the Predecessor Corporation and, to the knowledge of the Company, no tax deficiency might be reasonably asserted or threatened against the Company or its subsidiaries that could, individually or in the aggregate, result in a Material Adverse Effect.

            1.36    Brokers Fees.    Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any of the Underwriters for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated herein, the Registration Statement, the Time of Sale Disclosure Package and the Prospectus or in any contracts, agreements, understandings, payments, arrangements or issuances with respect to the Company or any of its officers, directors, stockholders, partners, employees or affiliates that may affect the Underwriters' compensation as determined by the NASD.

            1.37    Books and Records.    The minute books of the Company and each of its subsidiaries, have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors or comparable body (including each committee thereof) of the Company and each of its subsidiaries and (ii) accurately reflect all transactions referred to in such minutes.

            1.38    Distribution of Offering Documents.    The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any preliminary prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Securities Act to be distributed by the Company; provided, however, that, except as set forth on Schedule C, the Company has not made and will not make any offer relating to the Shares that would constitute a "free writing prospectus" as defined in Rule 405 under the Securities Act, except in accordance with the provisions of Section 5.12 of this Agreement.

            1.39    Filings with the Commission.    The Company has duly filed on a timely basis with the Commission all reports, registration statements and other documents required by the Securities Act, the Exchange Act, or the rules and regulations of the Commission promulgated pursuant to the Securities Act or the Exchange Act. All of such reports, registration statements and other documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act, the Exchange Act or the rules and regulations of the Commission promulgated pursuant to the Securities Act or the Exchange Act, as appropriate. None of such reports, registration statements or other documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

            1.40    Forward-Looking Statements.    No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) made by the Company, its subsidiaries or any of its officers or directors contained in the Registration Statement, the Prospectus or the Time of Sale Disclosure Package, or made available to the public generally since March 31, 2006, has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

        2.    Representations and Warranties of the Selling Stockholders.    Each of the Selling Stockholders represents and warrants to and agrees with each of the Underwriters and the Company that:

            2.1    Due Authorization.    This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

            2.2    Selling Stockholder Documents.    The Custody Agreement (as defined below) and the Power of Attorney (as defined below) have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder enforceable in accordance with their respective terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

            2.3    No Conflict.    The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody

    Agreement signed by such Selling Stockholder and Computershare Trust Company, Inc., as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the "Custody Agreement") and the Power of Attorney appointing certain individuals as such Selling Stockholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "Power of Attorney") will not contravene any provision of applicable law, or the organizational documents of such Selling Stockholder (if such Selling Stockholder is not a natural person), or any agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

            2.4    Validly Issued Shares.    The Shares to be sold by such Selling Stockholder pursuant to this Agreement have been duly authorized and are validly issued, fully paid and non-assessable.

            2.5    Good Title to Shares.    Such Selling Stockholder has valid title to the Shares to be sold by such Selling Stockholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder.

            2.6    Delivery of Shares.    Delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

            2.7    No Registration Rights.    Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, other than as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and as have been waived in writing in connection with the offering contemplated hereby.

            2.8    No Price Stabilization or Manipulation.    Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

            2.9    Distribution of Offering Documents.    Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any preliminary prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Securities Act to be distributed by such Selling Stockholder; provided, however, that no Selling Stockholder has made nor will make any offer relating to the Shares that would constitute a "free writing prospectus" as defined in Rule 405 under the Securities Act except a Permitted Free Writing Prospectus authorized by the Company and the Underwriters for distribution in accordance with the provisions of Section 5.12 hereof.

            2.10    Confirmation of Company Representations and Warranties and Disclosure.    Such Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in Section 1 hereof are not true and correct, is familiar with the

    Registration Statement, the Time of Sale Disclosure Package and the Prospectus and, to such Selling Stockholders' knowledge, (a) each of the Time of Sale Disclosure Package and the do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) the Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

        3.    Purchase and Sale Agreements.

            3.1    Firm Shares.    Each Selling Stockholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Stockholder at $    per share (the "Purchase Price") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Selling Stockholder as the number of Firm Shares set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

            3.2    Additional Shares.    On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Stockholders agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to    Additional Shares at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify Ronald Snyder or Peter Case, as the Attorneys-in-Fact for each of the Selling Stockholders, in writing not later than thirty (30) days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten (10) business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

            3.3    Market Standoff Provision.    The Company and each of the Selling Stockholders hereby agrees that, without the prior written consent of Piper Jaffray & Co. and Thomas Weisel Partners LLC (which consent may be withheld in its sole discretion), it will not, during the period ending 90 days after the date of the Prospectus (the "Restricted Period"), (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) the Shares to be sold hereunder, (ii) the issuance by the Company of shares of Common Stock upon the exercise of options or warrants or the conversion of a security outstanding on the date hereof of which the

    Underwriters have been advised in writing and which is described in the Prospectus or (iii) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares. The Company may also (x) file with the Commission one or more registration statements on Form S-8 registering the issuance and sale of the securities issuable under the Company's equity incentive plans in effect on the date hereof, and (y) grant employee stock options or restricted stock awards or other equity awards pursuant to the terms of any employee equity incentive plans in effect on the date hereof. In addition, each Selling Stockholder agrees that, without the prior written consent of Piper Jaffray & Co. and Thomas Weisel Partners LLC, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. Notwithstanding the foregoing, if (1) during the last eighteen (18) days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Restricted Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed by this Section 3.3 shall continue to apply until the expiration of the 19-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Piper Jaffray & Co. and Thomas Weisel Partners LLC waive, in writing, such extension.

            3.4    Terms of Public Offering.    The Selling Stockholders are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Selling Stockholders are further advised by you that the Shares are to be offered to the public initially at a price of $    per share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a selling concession of not more than $    per share below the Public Offering Price, and that any Underwriter may allow, and such dealers may re-allow, a selling concession, not in excess of $    per share, to any Underwriter or to certain other dealers.

        4.    Payment and Delivery.

            4.1    Firm Shares.    Payment for the Firm Shares to be sold by each Selling Stockholder shall be made to the Computershare Trust Company, Inc., as the Custodian on behalf of each of the Selling Stockholders, in immediately available funds against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on    , 2006, or at such other time on the same or such other date, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date".

            4.2    Additional Shares.    Payment for any Additional Shares shall be made shall be made to the Computershare Trust Company, Inc., as the Custodian on behalf of each of the Selling Stockholders, in immediately available funds in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 3.2 or at such other time on the same or on such other date, in any event not later than    , 2006, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date".

            4.3    Delivery of Certificates.    Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one (1) full business day prior to the Closing Date or the

    Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

        5.    Covenants of the Company.    In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

            5.1    Commission Matters.    If the Registration Statement has not already been declared effective by the Commission, the Company will use its best efforts to cause the Registration Statement and any post-effective amendments thereto to become effective as promptly as possible; the Company will notify you promptly of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or additional information; if the Company has elected to rely on Rule 430A of the Securities Act, the Company will prepare and file a Prospectus containing the information omitted therefrom pursuant to Rule 430A of the Securities Act with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430A of the Securities Act; if the Company has elected to rely upon Rule 462(b) of the Securities Act to increase the size of the offering, the Company will prepare and file a registration statement with respect to such increase with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b); and the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus that, in your opinion, may be necessary or advisable in connection with the distribution of the Shares by the Underwriters.

            5.2    Furnish Copies of Registration Statement and Prospectus.    To furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 5.3 below, as many copies of the Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

            5.3    Notification of Amendments or Supplements.    Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such rule. In addition, during the Prospectus Delivery Period (as defined in Section 5.3), the Company will promptly advise the Representatives (a) of any communications (written or oral) with the Commission with regard to the Registration Statement, the Prospectus, any amendments or supplements of the Registration Statement or the Prospectus or any other matters in connection with the offering of the Shares; (b) of any filings made by the Company with the Commission in connection with the offering of the Shares; (c) when any amendment to the Registration Statement relating to the Shares shall have become effective, (d) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration, or any post-effective amendment, thereto or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer-Represented Free Writing Prospectus, or the institution or threatening of any proceeding for that purpose, and (e) of the receipt by the Company of any notification with respect to the suspension of the Shares for quotation in the Nasdaq National Market or qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its commercially reasonable best efforts to prevent the issuance or invocation of any such stop order or suspension and, if any such stop order or suspension is so issued or invoked, to obtain as soon as possible the withdrawal or removal thereof. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act and will use its commercially reasonable best efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 of the Securities Act were received in a timely manner by the Commission.

            5.4    Filings of Amendments or Supplements.    Within the time during which a prospectus (or in lieu thereof the notice referred to in Rule 173(a)) relating to the Shares is required to be delivered under the Securities Act (the "Prospectus Delivery Period"), the Company will comply as far as it is able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the rules and regulations promulgated thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) in order to make the statements therein, in the light of the circumstances when the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) so that the statements in the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) is delivered to a purchaser, be misleading or so that the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package), as amended or supplemented, will comply with law. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or promptly will notify the Representatives and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

            5.5    Blue Sky Laws.    To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

            5.6    Earnings Statement.    To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

            5.7    Transfer Agent.    The Company shall maintain, at its expense, a registrar and transfer agent for the Common Stock.

            5.8    Reporting Obligations; Exchange Act Compliance.    During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act.

            5.9    Public Communications.    Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business, operations or prospects of any of them, or the offering of the Shares without the prior written consent of the Representatives unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

            5.10    Free Writing Prospectus.    The Company represents and agrees that, unless it obtains the prior consent of Piper Jaffray & Co. and Thomas Weisel Partners LLC, and each Underwriter severally represents and agrees that, unless it obtains the prior consent of the Company, Piper Jaffray & Co. and Thomas Weisel Partners LLC, it has not made and will not make any offer relating to the Shares that would constitute an "issuer free writing prospectus," as defined in Rule 433 under the Securities Act, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Company, Piper Jaffray & Co. and Thomas Weisel Partners LLC is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

        6.    Conditions to the Underwriters' Obligations.    The obligations of the Selling Stockholders to sell the Shares to the several Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the following conditions:

            6.1    Effective Registration Statement.    The Registration Statement shall have become effective not later than 5:00 p.m. (New York City time) on the date hereof.

            6.2    Rule 462(b) Registration Statement.    If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

            6.3    Representations and Warranties.    The representations and warranties of the Company and each of the Selling Stockholders contained in this Agreement and in the certificates delivered pursuant to Section 6.10 and Section 6.15 shall be true and correct when made and on and as of each Closing Date as if made on such date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date). The Company and each of the Selling Stockholders shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by the Company or any Selling Stockholder at or before such Closing Date.

            6.4    Other Filings with Commission.    The Company shall have timely filed with the Commission all documentation and information required by Rules 424, 430A and 433 of the Securities Act.

            6.5    No Stop Order.    No stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer-Represented Free Writing Prospectus or otherwise) shall have been complied with to the satisfaction of Piper Jaffray & Co. and Thomas Weisel Partners LLC.

            6.6    Nasdaq.    The additional Shares have been listed for quotation on the Nasdaq National Market System.

            6.7    No NASD Objection.    The NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

            6.8    No Debt Downgrading.    There shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

            6.9    No Material Adverse Change.    There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Disclosure Package that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Disclosure Package.

            6.10    Officer's Certificate.    The Underwriters shall have received on each Closing Date a certificate, dated such Closing Date and signed by the Chief Executive Officer or President of the Company, to the effect that (a) Sections 6.3 (with respect to the Company), 6.4, 6.5, and 6.9 above are true and correct as of such Closing Date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date), (b) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Closing Date and (c) the have carefully examined the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto, and (i) each part of the Registration Statement and the Prospectus (including any documents filed under the Exchange Act and incorporated by reference therein), and any amendments thereof or supplements thereto contain, and contained when such part of the Registration Statement, or any amendment thereof, became effective, all statements and information required to be included therein, the Registration Statement, or any amendment thereof, does not contain and did not contain when such part of the Registration Statement, or any amendment thereof, became effective, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include and did not include as of its date or the time of first use (within the meaning of the rules and regulations promulgated under the Securities Act), any untrue statement of material fact or omit to state and did not omit to state as of its date or the time of first use (within the meaning of the rules and regulations promulgated under the Securities Act) a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) neither (1) the Time of Sale Disclosure Package nor (2) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, include, nor included as of the Time of Sale any untrue statement of a material fact or omits, or omitted as of the Time of Sale, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) since the Time of Sale there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, (iv) subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Time of Sale Disclosure Package and in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, or any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), and (v) except as stated in the Time of Sale Disclosure Package and in the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any Material Adverse Effect.

            6.11    Opinion of Counsel for the Company and the Selling Stockholders.    The Underwriters shall have received on the Closing Date an opinion of Faegre & Benson LLP, counsel for the Company and the Selling Stockholders, dated the Closing Date, the form of which is attached hereto as Exhibit A. The opinion shall be rendered to the Underwriters at the request of the Company and the Selling Stockholders and shall so state therein.

            6.12    Opinion of Underwriters Counsel.    The Underwriters shall have received on the Closing Date an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

            6.13    Accountant's Comfort Letter.    The Underwriters shall have received, on each of the date of the Preliminary Prospectus, the date hereof (prior to the execution of this Agreement) and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public auditors, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

            6.14    Lock-Up Agreements.    The "lock-up" agreements, each substantially in the form of Exhibit B hereto, between you and each of the [stockholders, officers and directors of the Company], delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

            6.15    Selling Stockholders Certificate.    The Underwriters shall have received, on the Closing Date, a certificate dated the Closing Date and signed by the Attorney-in-Fact of each Selling Stockholder, to the effect that the representations and warranties of the Selling Stockholders contained in this Agreement are true and correct as of the Closing Date and that the Selling Stockholders have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date.

            6.16    Selling Stockholder Documents.    Prior to the date hereof, the Company and the Selling Stockholders shall have furnished for review by the Underwriters copies of the Powers of Attorney and Custody Agreements executed by each of the Selling Stockholders and such further information, certificates and documents as the Underwriters may reasonably request.

            6.17    Additional Documents.    On the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

        The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction of each of the above conditions on or prior to the Option Closing Date and to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

            6.18    Legal Matters.    All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

            6.19    Foreign Counsel Opinions.    The Underwriters shall have received on the Closing Date an opinion of (a) special Canada counsel, and (b) special Mexico counsel, to the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

        7.    Expenses.    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and the Selling Stockholders agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (a) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel for the Selling Stockholders in connection with the preparation and negotiation of this Agreement and the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Disclosure Package, the Prospectus and amendments and supplements to any of the foregoing, and any Issuer-Represented Free Writing Prospectus, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (b) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (c) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as contemplated by Section 5.4 hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (d) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD, (e) all costs and expenses incident to listing the Shares on the Nasdaq National Market, (f) the cost of printing certificates representing the Shares, (g) the costs and charges of any transfer agent, registrar or depositary, (h) the costs and charges of any custodian of the Shares to be sold by the Selling Stockholders, (i) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (j) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States, and (k) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section; provided, however, that each Selling Stockholder shall be responsible for (i) any fees and disbursements of any counsel for such Selling Stockholder other than Faegre & Benson LLP and (ii) for any discounts, commissions or transfer taxes on the sale by such Selling Stockholder of the Shares to the Underwriters. It is understood, however, that except as provided in this Section, Section 8 entitled "Indemnity and Contribution", and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and any advertising expenses connected with any offers they may make.

        The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have for the allocation of such expenses among themselves.

        8.    Indemnity and Contribution.

            8.1    Indemnification of the Underwriters.    The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of, based upon, or caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Disclosure Package, the

    Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), any Issuer-Represented Free Writing Prospectus or any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Securities Act (including any documents filed under the Exchange Act and incorporated by reference in any such document) or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Shares under the securities laws thereof or arising out of, based upon, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in the final sentence of Section 1.2 of this Agreement.

            8.2    Indemnification of Company by the Selling Stockholders.    Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Disclosure Package, the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or any Issuer-Represented Free Writing Prospectus (including any documents filed under the Exchange Act and incorporated by reference in any such document), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use therein.

            8.3    Indemnification of Underwriters by Selling Stockholders.    (a) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Disclosure Package, the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or any Issuer-Represented Free Writing Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use therein.

            (b)   Subject to the procedures set forth in Section 8.3(c), each of the Selling Stockholders shall, jointly and severally, indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by a breach of any of the representations and warranties of the Company contained in Article I of this Agreement.

            (c)   In the event that any Underwriter or any person, if any, who "controls" any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act shall have properly and in good faith made any request for indemnification pursuant to Section 8.1 and the Company (i) shall have failed to pay such amount or otherwise failed to satisfy its obligations set forth in Section 8.1 within 30 days of such request, or (ii) shall be, in such indemnified party's bona fide and reasonable judgment, financially, legally or otherwise unable to satisfy such obligations, each of the Selling Stockholders shall, jointly and severally, promptly indemnify and hold harmless such indemnified party to the same extent as the Company shall be required to indemnify such indemnified party, or shall contribute to the amount paid or payable by such indemnified party to the same extent as the Company shall be required to contribute to such amount in the event indemnification is unavailable or is insufficient as contemplated by Sections 8.7 or 8.8. In the event that the Selling Stockholders incur any costs or expenses pursuant to the terms of Section 8.3(b), (i) the Company shall be obligated to reimburse the Selling Stockholders for such costs and expenses and (ii) the Selling Stockholders shall have full rights and remedies to seek such reimbursement.

            8.4    Indemnification by the Underwriters.    Subject to the last sentence in Section 1.2 above, each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of, based upon or caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Disclosure Package, the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or any Issuer-Represented Free Writing Prospectus, or arising out of, based upon or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

            8.5    Indemnification Procedures.    (a) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Piper Jaffray & Co. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (y) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8.7 hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Piper Jaffray & Co. for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control Piper Jaffray & Co. within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act.

            (b)   Each Selling Stockholder hereby covenants and agrees with the Company, each other Selling Stockholder and the Underwriters that, with respect to any indemnification or contribution obligations of the Selling Stockholders under this Section 8, within 15 days' written notice of such indemnification or contribution claim against the Selling Stockholders being given to the persons named as attorneys-in-fact for the Selling Stockholders under the Powers of Attorney (the "Attorneys-in-Fact"), the majority-in-interest of the Selling Stockholders shall appoint one or more representatives (the "Selling Stockholder

    Representative(s)") who shall act on behalf of all of the Selling Stockholders, with the power to take any action on behalf of (i) each of the Selling Stockholders and (ii) the Selling Stockholders collectively, with respect to any obligations of the Selling Stockholders as set forth in Section 8.3(c). Such powers and actions to be taken by the Selling Stockholder Representative(s) shall include, without limitation, the power to (i) give and receive notices and communications on behalf of each Selling Stockholder; (ii) agree to, object to, negotiate, resolve, enter into settlements and compromises of, and comply with orders of courts on behalf of each Selling Stockholder with respect to any claims under this Section 8; and (iii) take all actions necessary and appropriate in the judgment of the Selling Stockholder Representative(s) for the accomplishment of the foregoing. Each Selling Stockholder shall be bound by all actions taken in accordance with the terms of this Section 8.5(b) and documents executed by the Selling Stockholder Representative(s), and any third party shall be entitled to rely on any such actions of the Selling Stockholder Representative(s). In the event that no such Selling Stockholder Representative(s) is or are selected within 15 days' written notice to the Attorneys-in-Fact, then each of the Selling Stockholders hereby covenants and agrees with the Company, each other Selling Stockholder and the Underwriters that the Attorneys-in-Fact shall act on behalf of all of the Selling Stockholders, with the power to take any action on behalf of (x) each of the Selling Stockholders and (y) the Selling Stockholders collectively, under this Section 8, to the same extent as could be taken by one or more Selling Stockholder Representative(s) under this Section 8.5(b). For the purposes of this Section 8.5(b), "majority-in-interest of the Selling Stockholders" shall mean the sellers of a majority of the Shares of Common Stock sold by the Selling Stockholders pursuant to this Agreement.

            8.6    Limitation of Selling Stockholder Liability.    The liability of each Selling Stockholder under the indemnity and contribution provisions of this Section 8 shall be limited to an amount equal to the initial public offering price of the Shares sold by such Selling Stockholder, less the underwriting discount, as set forth on the front cover page of the Prospectus. The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

            8.7    Contribution Agreement.    To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (a) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (b) if the allocation provided by Section 8.7(a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8.7(a) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

            8.8    Contribution Amounts.    The Company, the Selling Stockholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8.7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            8.9    Survival of Provisions.    The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (c) acceptance of and payment for any of the Shares.

        9.    Effectiveness.    This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

        10.    Termination.    This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over the counter market, (iii) a general moratorium on commercial banking activities in New York, Delaware or California shall have been declared by either federal or New York, Delaware or California state authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse, or (v) in the judgment of the Representatives, there shall have occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole, and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(v), such event, individually or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

        11.    Defaulting Underwriters.    If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and if arrangements satisfactory to you, the Company and the Selling Stockholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate (other than with respect to (i) expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 7 hereof and (ii) the indemnification and contribution obligations of the Company and the Selling Stockholders and the Underwriters as provided in Section 8 hereof) without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case you shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Selling Stockholder shall be unable to perform its obligations under this Agreement, the Company and the Selling Stockholders will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out of pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

        12.    Counterparts.    This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        13.    Headings; Table of Contents.    The headings of the sections of this Agreement and the table of contents have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

        14.    Notices.    All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

          If to the Representatives:

      Piper Jaffray & Co.
      800 Nicollet Mall
      Suite 800
      Minneapolis, MN 55402
      Facsimile: (612) 303-6000
      Attention: Michael Hoffman

      Thomas Weisel Partners LLC
      One Montgomery Street, Suite 3700
      San Francisco, California 94104
      Facsimile: (415) 364-2694
      Attention: Rob Steele

          with a copy to:

      Piper Jaffray & Co.
      800 Nicollet Mall
      Suite 800
      Minneapolis, MN 55402
      Facsimile: (612) 303-6000
      Attention: General Counsel

      Thomas Weisel Partners LLC
      One Montgomery Street, Suite 3700
      San Francisco, California 94104
      Facsimile: (415) 364-2694
      Attention: General Counsel

          If to the Company:

      Crocs, Inc.
      6273 Monarch Park Place
      Niwot, CO 80503
      Facsimile: (303) 468-4260
      Attention: General Counsel

          If to the Selling Stockholders:

      Computershare Trust Company, Inc.
      305 Indiana Street, Suite 800
      Golden, Colorado 80401
      Facsimile: (303) 262-0700
      Attention: Jo Peterson

          with respect to Section 8.3(c) and 8.5(b), with a copy to:

      Crocs, Inc.
      6273 Monarch Park Place
      Niwot, CO 80503
      Facsimile: (303) 468-4260
      Attention: Ronald Snyder and Peter Case

      George Boedecker
      1919 14th Street, Suite 707
      Boulder, CO 80302
      Facsimile: (303) 442-5184

      Michael J. Roberts
      6666 Gunpark Drive, Suite 201A
      Boulder, CO 80301

      Anthony Kruse #107
      2601 South Minnesota Ave, Suite 105
      Sioux Falls, SD 57105
      Facsimile: (480) 659-5440

          with a copy to:

      Hogan & Hartson L.L.P.
      1470 Walnut Street, Suite 200
      Boulder, Colorado 80302
      Facsimile: (720) 406-5301
      Attention: William R. Roberts, Esq.

      Krendl Krendl Sachnoff & Way, P.C.
      370 Seventeenth Street, Suite 5350
      Denver, Colorado 80202
      Facsimile: (303) 629-2606
      Attention: Cathy S. Krendl, Esq.

        Any party hereto may change the address for receipt of communications by giving written notice to the others.

        15.    Successors.    This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 8, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors? shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

        16.    Partial Unenforceability.    The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

        17.    Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

        18.    Consent to Jurisdiction.    Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of California in each case located in the City and County of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System, which currently maintains a New York office at 111 Eighth Avenue, 13th Floor, New York, New York 10011, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

        19.    Waiver of Immunity.    With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgement, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

        20.    Failure of the Selling Stockholders to Sell and Deliver Shares.    If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholders at the Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 7 and 8 hereof, the Company or the Selling Stockholders, or (ii) purchase the shares which the Company and other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholders pursuant to this Agreement at the Closing Date or the Option Closing Date, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Stockholders, to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven (7) days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

        21.    Entire Agreement.    This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

        22.    Amendments.    This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

        23.    Sophisticated Parties.    Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 8, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 8 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

        24.    Absence of Fiduciary Relationship.    The Company acknowledges and agrees that: (a) the Representatives have been retained solely to act as an underwriter in connection with the sale of the

Shares and that no fiduciary, advisory or agency relationship between the Company and the Representatives have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or are advising the Company on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Representatives are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Representatives and the other Underwriters, and not on behalf of the Company; (e) it waives to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

[Remainder of page intentionally left blank]

        If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,
Crocs, Inc.
By:
Name:
Title:
The Selling Stockholders named in Schedule B hereto, acting severally
By:	Attorney-in-Fact
Accepted as of the date hereof
Piper Jaffray & Co. Thomas Weisel Partners LLC
Acting severally on behalf of themselves and the several Underwriters named in Schedule A hereto.
By:	Piper Jaffray & Co.
By:
Name:
Title:

SCHEDULE A

Underwriter	Number of Firm Shares To Be Purchased
Piper Jaffray & Co.
Thomas Weisel Partners LLC
SG Cowen & Co., LLC
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
D.A. Davidson & Co.
Wedbush Morgan Securities Inc.

Total

SCHEDULE B

See Exhibit I

SCHEDULE C

Issuer-Represented Free Writing Prospectus

2

EXHIBIT A

FORM OF LEGAL OPINION OF
COUNSEL FOR THE COMPANY AND THE SELLING STOCKHOLDERS

3

EXHIBIT B

FORM OF LOCK-UP AGREEMENT

4

QuickLinks

UNDERWRITING AGREEMENT
TABLE OF CONTENTS
SCHEDULE A
SCHEDULE B
SCHEDULE C
EXHIBIT A FORM OF LEGAL OPINION OF COUNSEL FOR THE COMPANY AND THE SELLING STOCKHOLDERS
EXHIBIT B FORM OF LOCK-UP AGREEMENT